TERMINATION AGREEMENT

This Termination Agreement (“Termination Agreement”), dated as of February 9, 2010, by and between Noble Medical Technologies, Inc., a Delaware corporation (“Noble”) and GoldSail Shipping Corporation, a Marshall Islands corporation (the “Company”) terminates that certain Agreement and Plan of Merger, dated as of May 5, 2009 (the “Merger Agreement”) by and among Noble, the Company and Noble Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”).  Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Merger Agreement.

WHEREAS, Noble, the Company and Merger Sub have heretofore entered into the Merger Agreement; and

WHEREAS, Noble and the Company desire to terminate the Merger Agreement pursuant to Section 7.1(a) thereunder.

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Termination Agreement and the benefit to all of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Noble and the Company hereby agree that all of the terms and provisions of the Merger Agreement are terminated and of no further force or effect as of the date first set forth above.

2.  This Termination Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

3.  This Termination Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be executed and delivered as of the date first written above.

NOBLE MEDICAL TECHNOLOGIES, INC.

By:	/s/ George Elliott
Name: George Elliott
Title: Chief Executive Officer,
President, Secretary

GOLDSAIL SHIIPPING CORPORATION

By:	/s/ George Elliott
Name: George Elliott
Title: Chairman and Chief Executive Officer